Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees
of Guggenheim Enhanced Equity Income Fund
In planning and performing our audit of the financial statements of
Guggenheim Enhanced Equity
Income Fund  (the Fund) as of and for the year ended December 31, 2014, in accordance with
the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Fund is responsible for establishing
and maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are
required to assess the expected benefits and related costs of controls.
A companys internal control over
financial reporting is a process designed to provide
reasonable assurance regarding the  reliability of financial reporting and the preparation of financial statements
for external purposes in accordance with generally
accepted accounting principles. A companys internal control
over financial reporting includes those policies
and procedures that (1) pertain to the maintenance of
records that, in reasonable detail, accurately and fairly
reflect the transactions and dispositions of the assets
of the company; (2) provide reasonable assurance that
transactions are recorded as necessary to permit
preparation of financial statements in accordance with
generally accepted accounting principles, and that
receipts and expenditures of the company are being made
only in accordance with authorizations of
management and directors of the company; and
(3) provide reasonable assurance regarding prevention
or timely detection of unauthorized acquisition, use
or disposition of a companys assets that could have
a material effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent
or detect misstatements. Also, projections of any
evaluation of effectiveness to future periods are
subject to the risk that controls may become
inadequate because of changes in conditions, or
that the degree of compliance
with the policies or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a control
does not allow management or employees, in the normal
course of performing their assigned functions, to
prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination
of deficiencies, in internal control over financial
reporting, such that there is a reasonable possibility
that a material misstatement of the companys annual
or interim financial statements will not be prevented or
detected on a timely basis.
Our consideration of the Funds internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be
material weaknesses under standards established by the
Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds
internal control over financial reporting and its operation, including controls over safeguarding securities,
that we consider to be a material weakness as defined above as of December 31, 2014.
This report is intended solely for the information
and use of management and the Board of Trustees of Guggenheim
Enhanced Equity Income Fund and the Securities
and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
/s/ ErnstYoung LLP

McLean, Virginia
February 26, 2015